Monaker Group, Inc. 8-K

Exhibit 99.1

Monaker Appoints Donald Monaco as Chairman of the Board

WESTON, FL – August 23, 2018 – Monaker Group (NASDAQ: MKGI) (“Monaker” or the “company”), a travel and technology company focused on the alternative lodging rental (ALR) market, has appointed former Accenture partner and executive, Donald P. Monaco, as chairman of the Board of Directors of the company. Mr. Monaco brings to his new role over three decades of senior management and consulting experience in the global software industry, including a long track record of leadership as an executive, board member and advisor to numerous public and private institutions.

Mr. Monaco has served as a Monaker director since July 2015 and, through entities he controls, is the company’s largest shareholder with 21% ownership. He succeeds William Kerby, who has been appointed Vice Chairman of the Board of Directors and will remain the company’s Chief Executive Officer.

“Don’s appointment as Chairman reflects how Monaker is now transitioning from the development and buildout stage to revenue generation and business growth. We are excited for some of the strong talent on our Board, like Don, to take on greater roles with the company,” said Mr. Kerby, who continued, “Given Don’s extraordinary business experience and visionary technology leadership, Monaker is now better positioned to take advantage of our recent progress and the multitude of opportunities ahead.”

The company recently released its next-generation Monaker Booking Engine (MBE) and Application Programming Interface (API), in addition to a new mobile-friendly version of its B2B NextTrip.BIZ business travel solution website. The API has been delivered to 12 contracted travel distributors, with more anticipated to soon follow. The company expects the first few distributors to complete their integration and certification by the end of this month, and begin transacting reservations in September 2018.

Monaker is looking to benefit from the growing demand for ALRs and the growth in digital travel sales. The global ALR industry is expected to grow at a 7% compound annual growth rate to $194 billion in 2021, according to Technavio, making it one of the fastest growing sectors in the travel industry. Monaker’s highly-flexible booking engine creates a unique B2B solution for travel companies wanting to access vacation rental properties for display and instantaneous booking alongside their website offerings for air travel, car rentals and tour packages.

Mr. Monaco concluded, “As a board member and shareholder, I have been closely observing Monaker’s design and buildout phase and I am convinced that the strategy is the right one. I am excited to get started in the chairman’s role and look forward to working in partnership with Bill and the rest of the team to apply my experience at the start of the company’s next business growth phase. The travel industry - and especially the alternative lodging space - is rapidly evolving and I believe that B2B synergistic technologies such as Monaker’s are poised to drive value for stakeholders.”

Donald P. Monaco Career Bio

For 28 years, Mr. Monaco was a partner, senior executive, and international information technology and business management consultant at Accenture, a leading global professional services company providing a range of services and solutions in strategy, consulting, digital, technology and operations. He is currently the owner of Monaco Air Duluth, a full-service aviation services business located at Duluth International Airport, serving airline, military, and general aviation customers.

Appointed and reappointed twice by Minnesota governors, Monaco also serves as a commissioner and as the chair of the Finance and Administration Committee of the Metropolitan Airports Commission in Minneapolis and as the vice-chair of the Board of Directors of Republic Bank in Duluth, Minnesota.

Mr. Monaco has also launched and remains actively involved in several aviation industry, economic development, and charitable organizations serving northeastern Minnesota and northwestern Wisconsin.

He holds a Bachelor of Science Degree in Computer Science Engineering and a Master of Science in Computer Science Engineering from Northwestern University.

About Monaker Group

Monaker Group, Inc. is a technology-driven travel company focused on delivering innovation to the alternative lodging rental (ALR) market. The Monaker Booking Engine (MBE) contracted more than one million instantly bookable vacation rental homes, villas, chalets, apartments, condos, resort residences, and castles. MBE offers travel distributors and agencies an industry first: a customizable, instant-booking platform for alternative lodging.

The company has recently made significant upgrades to all its travel websites including:

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Expanded ALR inventories and the introduction of a rewards program for Nexttrip.com,

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Expanded luxury home rentals for ExtraordinaryVacation.com or exvg.com,

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Expanded tour products for Maupintour.com, and

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Enhanced business solutions for NextTrip.BIZ.

NextTrip.biz offers customizable business travel booking and management solution for small and medium-sized businesses. Business owners and employees can search for and securely access exclusive discounted pricing across air, hotel/ALR, car, and other ancillary travel services. NextTrip.BIZ can be configured to a company’s particular travel policies, with bookings recorded for easy corporate expense tracking and reporting. Visit www.NextTrip.BIZ to sign up for a free trial.

For more about Monaker Group, visit www.monakergroup.com.

Important Cautions Regarding Forward Looking Statements

This release includes ''forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including ''will,'' ''may,'' ''expects,'' ''projects,'' ''anticipates,'' ''plans,'' ''believes,'' ''estimate,'' ''should,'' and certain of the other foregoing statements may be deemed forward-looking statements. Although Monaker believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. All forward-looking statements are expressly qualified in their entirety by the “Risk Factors” and other cautionary statements included in Monaker’s annual, quarterly and special reports, proxy statements and other public filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the company’s Annual Report on Form 10-K for the period ended February 28, 2018, which has been filed with the SEC and is available at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the company.

Company Contact:

Monaker Group, Inc.

Richard Marshall

Director of Corporate Development

Tel (954) 888-9779

rmarshall@monakergroup.com

MKGI Investor Relations & Media Contacts:

CMA

Ronald Both

Tel (949) 432-7557

MKGI@cma.team

Chesapeake Group

Tel (410) 825-3930

info@chesapeakegp.com